Exhibit 99.1

HealthLynked Announces Acquisition of Aesthetic Enhancements, LLC, and Reports First Quarter 2022
Results Including a Significant Reduction in Net Loss

Company grows its Health Services Division with profitable cosmetic practice acquisition

Naples, Fla., May 17, 2022 – HealthLynked Corp. (OTCQB: HLYK), (“HealthLynked” or the “Company”), a global healthcare network focused on care management of its members and a provider of healthcare technologies that connects doctors, patients, and medical data, today announced the acquisition of Aesthetic Enhancements, LLC, a provider of minimally and non-invasive cosmetic procedures. The Company also reported financial results for the first quarter ended March 31, 2022.

Aesthetic Enhancements, LLC (“Aesthetic Treatment Center”) Acquisition

Under the terms of the purchase agreement, HealthLynked paid an aggregate purchase price of $425,000, of which $325,000 was paid in cash and $100,000 was paid in shares of HealthLynked common stock. The Aesthetic Treatment Center currently has 4,750 patients and generated approximately $500,000 in revenue and $125,000 of net profit in 2021.

George O’Leary, HealthLynked’s Chief Financial Officer, commented, “We are excited to announce the acquisition of Aesthetic Treatment Centers, the leading medical spa in Naples, Florida. This acquisition will generate additional revenue for HealthLynked and provide us the ability to cross-market the services of our Naples Women’s Center and Naples Center for Functional Medicine to the medical spa’s patients. Additionally, we are pleased to announce that Dr. Kathleen Marc, medical director of the Aesthetic Treatment Center, will be joining our Naples Women’s Center facility as a gynecologist. Dr. Marc is a renowned practitioner and brings over 35 years of experience to our Women’s Center facility.”

First Quarter 2022 Financial Results

For the first quarter 2022, HealthLynked reported revenue of $1.6 million, compared to $1.8 million in the first quarter of 2021. The Company experienced physician turnover at the Naples Women’s Center, impacting revenue in the Health Services Division, which has since been resolved. Net loss declined 85% to ($1.2) million, compared to a net loss of ($7.8) million in the first quarter of 2021. Compared to the prior quarter, revenue remained relatively flat at $1.61 million against fourth quarter 2021 revenue of $1.66 million, while net loss declined by 32% from ($1.7) million in fourth quarter 2021 to ($1.2) million. Shareholders’ equity was $6.1 million as of March 31, 2022.

Dr. Michael Dent, HealthLynked’s Chairman and Chief Executive Officer, added, “During the first quarter, we made significant investments in our Digital Healthcare Portfolio, including several upgrades to the Oohvie App, which we believe will help us capitalize on the rapid growth trends in the FemTech industry. We also recently appointed Ravi Tiwari, an experienced product manager, to lead the growth of the Oohvie App. With the leadership of Ravi, we are confident that Oohvie will become a significant driver of revenue growth in 2022 and beyond.”

Common Shares Update

HealthLynked has decided to postpone the process of uplisting its common shares to the NASDAQ Capital Market until the Company’s market capitalization is at an appropriate level. The Company continues to execute on its business strategy to reduce healthcare costs and improve patient outcomes. HealthLynked still intends to uplist to the NASDAQ Capital Market in the future when it is in the best interests of all stakeholders.

Additionally, the OTCQB markets have identified HealthLynked as “Penny Stock Exempt,” meaning that shares of HLYK’s common stock, par value of $0.01 per share, are no longer a “Penny Stock” as identified in Rule 3a51-1 under the Securities Exchange Act of 1934. To qualify as “Penny Stock Exempt” on the OTCQB Markets, an issuer must satisfy one of the following requirements: (i) the issuer’s securities have a minimum price greater than $5 per share; (ii) the issuer has average revenues of at least $6 million for the last three (3) years; or (iii) the issuer has net tangible assets exceeding $2 million, if the issuer has been in continuous operations for at least three (3) years or $5 million if less than three (3) years. With the exemption, national broker/dealers may freely recommend HLYK common stock to their clients and as a result, the Company expects this may generate greater interest in HealthLynked.

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries, and personal health records, in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent-pending patient access hub “PAH” for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling, and to fill last-minute cancelations using the Company’s “real-time appointment scheduling” all within its mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp., please visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, Instagram, and LinkedIn.

About Aesthetic Enhancements, LLC

Aesthetic Treatment Centers, based in Naples, FL, specializes in minimally and non-invasive cosmetic services including fat reduction, body sculpting, wrinkle reduction, hair removal, IV hydration, and feminine rejuvenation for 4,750 patients in the broader Southwest Florida area. The treatment center’s mission is to provide the best quality of service, with cutting edge technology, a multi-modality approach and individualized attention for clients. The center is committed to providing the best treatment for its patients and is always searching for the latest, proven trends within the cosmetic and beauty industry.

Website

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are publicly available at www.sec.gov.

Investor Relations Contacts:

Lisa Fortuna or Josh Carroll

Alpha IR Group

HLYK@alpha-ir.com

HLYK Contact:

George O’Leary
Chief Financial Officer
goleary@healthlynked.com
(800)-928-7144, ext. 103

HealthLynked Corp.

Selected Consolidated Financial Data

Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
	2022	2021
Statement of Operations Data
Total revenue	$1,606,872	$1,784,694
Net loss	$(1,168,123)	$(7,823,453)

Net loss per share to common stockholders, basic and diluted	$(0.01)	$(0.04)
Weighted average number of common shares, basic and diluted	238,008,478	213,279,052

Balance Sheet Data
	March 31, 2022	Dec. 31, 2021
Total Assets	$9,071,854	$10,694,556
Total Liabilities	$2,927,785	$3,490,662
Total Shareholders’ Equity	$6,144,069	$7,203,894

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